Aadi Bioscience Appoints Mohammad Hirmand, M.D. to Board of Directors
LOS ANGELES, CA, March 27, 2023 – Aadi Bioscience, Inc. (NASDAQ: AADI), a commercial-stage biopharmaceutical company focused on developing and commercializing precision therapies for genetically-defined cancers with alterations in mTOR pathway genes, today announced the appointment of Mohammad Hirmand, M.D. to its Board of Directors. Dr. Hirmand has more than 20 years of biotechnology clinical development experience, and recently served as executive vice president and chief medical officer for Turning Point Therapeutics, which was acquired by Bristol Myers Squibb (BMS) for $4.1 billion in August 2022.
“We welcome Mohammad to our Board at an exciting time for Aadi, as we advance the development of FYARRO for unmet clinical needs beyond our approved indication of PEComa.  Mohammad is a world-class clinical development leader in oncology and will be a great complement to our board and partner with our highly experienced team,” said Caley Castelein, M.D., Aadi Board Chairman.  “Mohammad has been instrumental in the development of Medivation’s Xtandi and Welireg (belzutifan), when at Peloton Therapeutics. Most recently, he led the development of Turning Point Therapeutics’ clinical pipeline including the tyrosine kinase inhibitor repotrectinib prior to the company’s acquisition by BMS. We look forward to working together and to his contributions as we drive toward continued growth and clinical expansion here at Aadi.”
Dr. Hirmand is a co-founder of Avenzo Therapeutics, a privately held oncology company, and serves as its executive vice president and chief medical officer. Previously, Dr. Hirmand served as executive vice president and chief medical officer of Turning Point Therapeutics, a publicly traded precision oncology company, where he was responsible for all development functions from December 2019 until its acquisition by BMS in August 2022.
“I am excited to join Aadi's Board of Directors in their mission to unlock the potential of nab-sirolimus in addressing mTOR-driven diseases,” said Dr. Hirmand. “Aadi’s PRECISION-1 trial studying nab-sirolimus in solid tumors with TSC1 and TSC2 inactivating alterations represents an exciting potential advancement in targeted oncology. I look forward to working with the outstanding Aadi team to transform the lives of patients living with cancer.”
Dr. Hirmand also served as chief medical officer of Peloton Therapeutics from 2017 until its acquisition by Merck & Co., Inc. in 2019. Dr. Hirmand served in various roles at Medivation, Inc., a publicly traded biotechnology company, from 2007 to 2017, including most recently as its chief medical officer, through its acquisition by Pfizer Inc. He has also held clinical development roles of increasing responsibility at Nuvelo, Inc. (now ARCA Biopharma), SuperGen, Inc. (now Astex Pharmaceuticals, Inc.), Tularik, Inc. (now part of Amgen), and Theravance Biopharma, Inc. Dr. Hirmand received his M.D. from Harvard Medical School and his B.A. in Biological Sciences and Economics from Cornell University.
About Aadi Bioscience, Inc.
Aadi is a commercial-stage biopharmaceutical company focused on precision therapies for genetically defined cancers to bring transformational therapies to cancer patients with mTOR pathway driver alterations.  Aadi received FDA approval and has commercialized FYARRO® for the treatment of adult patients with locally advanced unresectable or metastatic malignant perivascular epithelioid cell tumor (PEComa).
Aadi has also initiated PRECISION 1, a Phase 2 tumor-agnostic registration-intended trial in mTOR inhibitor-naïve malignant solid tumors harboring TSC1 or TSC2 inactivating alterations. More information on the Company's development pipeline is available on the Aadi website at www.aadibio.com and connect with us on Twitter and LinkedIn.
Cautionary Note Regarding Forward-Looking Statements
This press release contains certain forward-looking statements regarding the business of Aadi Biosciences that are not a description of historical facts within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding the Company's current beliefs and expectations; anticipated future growth; the potential commercialization of FYARRO in the tumor agnostic oncology market; expectations regarding management performance following the leadership transition; and the Company's potential as a commercial precision oncology company. Actual results could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, those associated with uncertainties associated with the clinical development and regulatory approval of FYARRO in additional indications, including potential delays in the commencement, enrollment and completion of clinical trials for additional indications; the risk that unforeseen adverse reactions or side effects may occur in the course of commercializing, developing and testing FYARRO; and risks related to collaborations with third-parties.
Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included in Aadi's Quarterly Report on Form 10-Q filed November 9, 2022, and elsewhere in Aadi's reports and other documents that Aadi has filed, or will file, with the SEC from time to time and available at www.sec.gov.
All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Aadi undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This cautionary statement is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.
Contact:
Marcy Graham
IR@aadibio.com
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